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                                                                    Exhibit 2.2

                    AMENDMENT TO AGREEMENT AND PLAN OF MERGER



         This AMENDMENT TO AGREEMENT AND PLAN OF MERGER is made and effective as of the 4th day of April, 2003 (the "Amendment") by and among Webtronics, Inc., a Florida corporation ("Parent"), Callisto Pharmaceuticals, Inc., a Delaware corporation ("Callisto"), Callisto Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Callisto Merger Sub"), Synergy Pharmaceuticals, Inc., a Delaware corporation ("Synergy") and Synergy Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Synergy Merger Sub").

         WHEREAS, Synergy, Callisto, Parent, Callisto Merger Sub and Synergy Merger Sub, are parties to a certain Agreement and Plan of Merger dated March, 10, 2003 (the "Agreement").

         WHEREAS, all the parties thereto have agreed to reaffirm their respective obligations thereunder and to make certain amendments thereto.

         NOW THEREFORE in consideration of the mutual covenants, terms, conditions, privileges and obligations set forth herein, and intending to be legally bound hereby, the parties hereto mutually agree as follows:

                  1. All capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned thereto in the Agreement.

                  2. Section 7.1 (b) of the Agreement is hereby amended to replace "March 31, 2003" with "April 30, 2003."

                  3. Except as modified by the foregoing, the terms and conditions of the Agreement shall remain in full force and effect.

                  4. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and each of which may be signed and transmitted via facsimile with the same validity as if it were an ink-signed document.



                  [Remainder of Page Intentionally Left Blank]



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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized respective officers as of the date first written above.


                                         CALLISTO PHARMACEUTICALS, INC.

                                         By:  /s/ Gabriel Cerrone
                                             --------------------------------
                                         Name:  Gabriel Cerrone
                                         Title: Director

                                         SYNERGY PHARMACEUTICALS  INC.

                                         By:  /s/ Albert J. Henry
                                             --------------------------------
                                         Name:  Albert J. Henry
                                         Title: Chairman

                                         WEBTRONICS, INC.

                                         By: /s/ Christoph Bruening
                                             --------------------------------
                                         Name:  Christoph Bruening
                                         Title: President


                                         CALLISTO ACQUISITION CORP.

                                         By:  /s/ Gabriel Cerrone
                                             --------------------------------
                                         Name:  Gabriel Cerrone
                                         Title: Director



                                         SYNERGY ACQUISITION CORP.


                                         By:  /s/ Gabriel Cerrone
                                             --------------------------------
                                         Name:  Gabriel Cerrone
                                         Title: Director


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